Exhibit 99.1

Modiv Industrial Increases Dividend and Provides Strategic Update

Denver, CO, January 20, 2026 – Modiv Industrial, Inc. (“Modiv Industrial,” “Modiv” or the “Company”) (NYSE:MDV), the only public REIT exclusively focused on acquiring industrial manufacturing real estate properties, today announced several material items pertaining to its operations including an increase in the monthly cash distribution to the Company’s Class C common stock as noted below.

The following is a statement from Aaron Halfacre, CEO of Modiv Industrial:

“First things first, I hope everyone reading this had a good holiday season, ideally with friends and family, and that each of you are off to a good start to the new year. Though 2026 is not quite three weeks old, the broader equity markets have continued to power right on past one sensational headline after another – just like they did last year. Luckily, thus far at least, REITs have seemingly been invited back to the party, and we are starting to see the sector regain an ever so slight spring in its step. Over the past few months, we’ve been grinding it out here at Modiv, preparing for opportunities that are on the horizon. I have a lot to share today so I will jump right to it.

A singular focus…

For those who follow us, you likely know by now how strongly I believe in the individual investor (that includes all the individual investors represented by institutions). Anything good to say is worth saying more than once so I am here to reiterate that my, and Modiv’s, singular focus is to increase shareholder value. Objectively, that ultimately means only two things…a higher dividend and a higher share price. No other metrics more succinctly impact your net worth.  Practically speaking, the path we have chosen to increase your financial well-being has been through the very disciplined pursuit of higher AFFO. Any decision that we make that increases AFFO is accretive and, of course, the opposite would be dilutive.

Over the past year, we pursued higher AFFO through the contractual rent bumps in our portfolio, the further reduction in our expenses, the opportunistic repurchase of our preferred shares and from the selective recycling of assets. Those efforts resulted in greater than $2 million of additional AFFO. Higher AFFO affords the ability to pay a higher dividend, and we are pleased to announce that our Board of Directors has approved a $0.03 increase in the annual distribution rate to our common shareholders resulting in an annual dividend of $1.20 per share ($0.10 per share payable monthly). This is the second dividend increase in as many years and reflects our commitment to the financial well-being of each of you. Based on what we see for us in 2026, this increased dividend will not result in an increase to our targeted payout ratio and will remain robustly covered as it has been.

As we look ahead to 2026, we will continue to focus on improving AFFO. Contractual annual rent increases and a kaizen approach to expense control will remain key themes of our operations while at the same time we will begin to demonstrably accelerate our recycling of assets. Whereas we have displayed damn-near monk like patience over the past two years as it relates to our portfolio transformation, we believe the broader market is now more conducive to us taking concerted action to finish the portfolio transformation in a timely fashion. I want to now describe this transformation, what it entails, why we are doing it and, ultimately, what you should expect as a result.

Our portfolio transformation started over five years ago, when the portfolio was approximately 50% office (and 40% industrial with the rest in retail). Not only have we drastically reduced our non-industrial exposure, but we delivered accretion – no easy task. However, our recycling efforts really slowed over the past 18 months as we chose to wait to maximize sales proceeds, versus a fire sale, until we felt the real estate market was a bit healthier. We are pleased to announce that we have closed on the sale of the Issaquah, WA office asset (formerly leased to Costco). KB Homes, the buyer of that property, closed in mid-December and I suspect has already started their process to turn the site into much needed housing for that area. We are also under contract, with no contingencies, to sell our vacant asset (formerly leased to Kalera) located in St Paul, MN for $4.1 million. The buyer has put a $1.5 million non-refundable deposit down and will be closing before quarter end. Lastly, following two years of negotiations, we are pleased to announce that we have successfully acquired, as of last week, the 27.2% unconsolidated TIC (tenant-in-common) interest in our Santa Clara, CA property (currently leased to FujiFilm and across the street from Nvidia’s HQ) which gives Modiv 100% ownership/control of the asset while eliminating the confusing accounting treatment of a TIC. We now feel ready to pick up the pace on the last stage of our transformation.

To complete our portfolio transformation, we have about a ‘broker’s dozen’ of assets – a minimum of twelve but could be upwards of fifteen (if we are tempted with attractive bids for a small handful) – that we would like to recycle to squeeze every bit of AFFO out of the portfolio, to best position our balance sheet, and to make us as attractive as we can be (without having to raise any capital). Per IRS rules, we can only effectuate seven separate property transactions in a single calendar year without seeking exemptive relief, so that means we need no more than 24 months to complete our transformation. To preserve the integrity of the property sales process, I won’t yet spell out the specific properties that we will bring to market, but I can tell you that we intend to sell our two remaining office assets this year as well as a number of our legacy (purchased before I arrived) industrial assets that have shorter lease durations and don’t ideally fit with our long term investment strategy. After all those are sold, then we have a small handful of assets that we believe would be highly accretive to recycle if we get the right price (otherwise, they are perfectly fine to keep).

You might ask, what’s all the fuss about this recycling? REITs are always buying and selling…no big deal, you might say. The recycling of these assets will be quite technical as the properties have a very low tax basis, which means we must roll the sales proceeds into 1031 tax deferred exchanges within strict timeframes – because none of us like paying taxes. Additionally, what is unique about our transformation, and one that is often lost in all the world’s noise, is that we have been transforming everything about our company without having raised any institutional capital. This is a significant fact and worthy of more detail.

It is hard to stand on just one leg…

Earlier I stated that Modiv’s singular focus is to increase shareholder value – a higher dividend and a higher share price. We have managed to increase the dividend as we exert more control over that variable; however, our share price is candidly, and please pardon my language, way too f-cking low. Like 20%, 30%, 40% plus too low. If we want to stand tall and feel good about achieving our goal of increasing your net worth, then we need both the dividend leg and the share price leg. Obviously, there are so many factors outside of our control that impact a share price… higher interest rates, REITs out of favor, elections, tariffs, wars, etc. Heck, a third world dictator could fart crosswind and our share price might tank on any given day. We all know that story, and we are no different than any other stock when it comes to those outside forces. What is specific to us and is also key to our below-the-radar-lost-in-the-woods share price, is our small size and lack of institutional ownership. We are a very small (but ferociously mighty!) REIT and the only way we can get bigger, as well as big enough to attract institutional investors, is to raise capital by selling newly minted shares to those very same institutional investors. Herein lies the conundrum… if we raise large sums of capital at our current share price (plus the price discount that bankers require) then we would be raising dilutive equity as the cost of the equity would be too expensive because our share price is too cheap right now. Dilutive equity would weaken our AFFO per share, which would then potentially jeopardize the strength of our dividend, and any fears about our dividend would likely result in a weaker share price.

Now, as you know, we have not been willing to raise big capital at these cheap prices. We have passed on many opportunities, and we will continue to do so. If our goals were to be bigger no matter the cost, or we always wanted to be buying assets, or I was a selfish asshole who wanted to try to build a fiefdom (there are too many examples of that in the world), then raising big dilutive capital could have helped those goals. Instead, our goal has been increasing your net worth, and that goal, if taken seriously, comes with sacrifices. We are still small, we have only raised paltry sums of capital in the past (at higher prices), our staff is small, we can’t buy properties every quarter, we don’t pay for splashy marketing, I took below average compensation with no salary…the list goes on. Our growth has come internally, through hard work and smart choices, and that is what is unique about our transformation.

Within 18 to 24 months, I will have pulled every internal lever I can think of to maximize shareholder value. We will have increased AFFO as much as we can (without new capital), we will have extended the length of our weighted average lease term (WALT), we will have further strengthened the durability of our portfolio, and we will have become the best version of Modiv as we can with the tools we have today. I honestly believe that this last stage of our transformation will afford us the opportunity to close that value gap by 20%, 30%, 40% plus. I believe this value gap could be closed even quicker if we start to see the overall REIT market rally.

With the value gap closed, we will then, and only then, consider raising manageable sums of money (at an accretive price) to buy more assets and continue to fight the fight. HOWEVER, if we do not think it makes sense to raise capital after we have completed our transformation (because we don’t think it will properly increase your net worth), THEN you have my word that I will go to our Board of Directors and recommend that we explore the sale of the company, either in whole or parts, to realize the maximum value to investors.  Yes, you read that properly, in my capacity as the largest individual shareholder and the CEO of this company, if the value gap hasn’t sufficiently closed by the time we finish the portfolio transformation then I will recommend to our Board of Directors that we should cease to exist if that results in the highest value to you.

Recently, a handful of REITs have sold themselves, with the premiums to their share prices ranging from ~25% to ~40%. Historically, over the long run, you have generally seen premiums of at least 20% to a company’s recently traded share price. As you have seen from our previously published portfolio appraisals, the private market would value our assets at a much higher per share price than we are currently trading. All these factors, absent our value gap being closed by or before we complete our portfolio transformation, lead me to the conclusion that if we can’t get it done, then we need to give you a better choice.

So, you have my word, that we will do everything in our power to close this value gap within 24 months or less. If someone comes knocking sooner, and they can rapidly close the value gap (increasing your net worth sooner), then let’s dance. However, for all those shops out there reading this thinking we are distressed or desperate, please don’t waste your time because we won’t waste ours. To put it crudely, if you want to lay us, you better pay us.  And for those shops that still can’t read the room and are hoping to pillage our investors with a low-ball offer, please allow me to reintroduce you to our spirit animal (https://iconicphotos.wordpress.com/2009/08/22/johnny-cashs-finger/).

Breathing room...

The savviest of our investors are probably already thinking…18 to 24 months, ok makes sense, but the term loan needs to be refinanced in 12 months.  You are right, it DID have a maturity of January 2027, but we shared this very plan with our banks and they agreed to extend our maturity to July of 2028 – a full 30 months from today. That gives us the time we need to complete our transformation, refinance our debt, raise capital or sell the company.

Additionally, they have given us permission to retire our preferred equity, which is eligible for redemption as early as September of this year, with asset recycling proceeds. As you know, we have already acquired a fair bit of our preferred shares in the open market this past year, all at prices below what we originally sold them for. Retiring our preferred has been accretive to our AFFO per share and retiring all of it will reduce our implied leverage, strengthen our balance sheet, and help us close the fair value gap. It is reasonable to expect that during the next 18-24 months, if not sooner, that we will have lower leverage, increased AFFO, longer WALT and more durability – all from the portfolio transformation.

Lastly, to further increase AFFO, and to make sure all equity raised is accretive, we are turning off a feature we have offered since our real estate crowd funding days – our dividend reinvestment program (DRP). Given that most retail brokerage firms no longer allow new or existing investors to participate in our specific program, only a small number of legacy investors (which have become a minority number of total shareholders since our listing four years ago) located at our transfer agent are able to participate. By turning off our DRP, we expect to add approximately $0.01 per share of AFFO this year which will be a benefit for all investors.

End of an era…

Given our size as a smaller company, we only have nine employees in total, which makes us more of a true team than the prototypical organization. We run lean and we run flat, meaning that we all actively communicate with one another on the smallest of details. I make as many decisions as I can openly with our team and I work hard to gather input from all who have thoughts. No business matter is too small for someone to bring to my attention. Over the past five years, when it comes to the broader corporate, public-company functions like SEC filings, legal documentation and capital markets activities, Ray Pacini, John Raney and I have literally worked on every aspect of the business together. If one of us needs to pump water, the rest of us carry the buckets. If another person needs to dig a ditch, the rest of us haul off the dirt. This tight knit approach creates tremendous awareness of both what to do and how to get it done – building a natural safety net of knowledge.

Because our teamwork is so strong, it provides me the comfort to share the bittersweet news that Ray has informed us that he is resigning as our Chief Financial Officer following the filing of our 2025 10-K in March to enjoy more time with his family (four grandkids and counting!) and improve his golf game. Effective following the filing of our 10-K, Ray will remain with the Company as an Executive Vice President and will transition into a supporting role for the next year. I have asked John Raney, who will retain his General Counsel duties, to become our Chief Financial Officer following the filing of the 10-K, and our Board of Directors has approved that appointment. Though I am sad to see Ray leave the team, I completely respect that a work life that has spanned five decades is more than enough for anyone. The role change will be particularly smooth given John’s in depth familiarity with the position, the long transition period Ray has graciously offered us, and also from the exceptional skill and effort Sara Grisham, our Chief Accounting Officer, brings to the equation along with the great support of our entire accounting team (more than half the firm).

Please join me in congratulating both Ray and John on the next leg of their professional journeys. And, as it relates to Modiv’s journey, I look forward to bringing you updates on our progress.

Until then…
Grit, grind, get it done!” Aaron Halfacre, CEO of Modiv Industrial.

Monthly Distributions

On January 16, 2026, the Board of Directors of Modiv Industrial authorized monthly distributions payable to Common Stockholders of record as of January 30, 2026, February 27, 2026 and March 31, 2026, which will be paid on or about February 13, 2026, March 13, 2026 and April 15, 2026, respectively. The current monthly distribution amount of $0.10 per share represents an annualized distribution rate of $1.20 per share of common stock, which reflects a dividend yield of 8.15% based on Modiv Industrial’s closing price of $14.72 on January 16, 2026.

About Modiv Industrial

Modiv Industrial, Inc. is an internally managed REIT that is focused on single-tenant net-lease industrial manufacturing real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. For more information, please visit:   www.modiv.com.

Forward-looking Statements

There is no guarantee that the Company’s Board will authorize, or that the Company will declare, additional dividends in the future, and the amount of future dividends, if any, and the authorization and payment thereof, will be determined by the Board based on the Company’s financial condition and such other factors as the Board deems relevant. Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our business and growth plans, future financial performance and financial condition, AFFO growth, future acquisitions and dispositions, future stock prices, annualized dividend rates and future distributions. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2025. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. Any forward-looking statements herein speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.

Inquiries:
management@modiv.com